UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2008

Excelsior LaSalle Property Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 High Ridge Road Stamford, CT	06905
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 352-4400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 16, 2008, Excelsior LaSalle Property Fund, Inc. (the “Fund”) entered into an Expense Limitation and Reimbursement Agreement (the “Agreement”) with Bank of America Capital Advisors LLC (the “Manager”). The Manager serves as the Fund’s current manager pursuant to a management agreement between the Fund and the Manager (the “Management Agreement”).

The Agreement renews the Fund’s current expense limitation agreement, which was set to expire on December 31, 2008. Pursuant to the terms of the Agreement, the Manager agrees to limit certain Fund expenses to 0.75% per annum (the “Expense Limitation”) of the Fund’s net asset value (“NAV”), as determined in accordance with the Management Agreement. The expenses subject to the Expense Limitation include fees paid to the various professional service providers, auditors, stockholder administrator, legal counsel related to the organization of the Fund or offerings of shares of the Fund, printing costs, mailing costs, fees associated with the board of directors, cost of maintaining directors and officers insurance, blue sky fees and all Fund-level organizational costs (collectively, “Specified Expenses”). Specified Expenses in excess of the Expense Limitation will be carried forward for up to three years and may be reimbursed to the Manager in a year that Specified Expenses are less than 0.75% of NAV, but only to the extent Specified Expenses do not exceed the Expense Limitation. If the Agreement is terminated by the Fund or if the Agreement terminates because the Fund terminates or fails to renew the Management Agreement, the Fund agrees to reimburse any amount waived, paid or absorbed by the Manager pursuant to the Agreement, for a period not to exceed three years from the end of the fiscal year in which such expense is incurred by the Manager, without regard to the Expense Limitation.

The Agreement terminates on December 31, 2009, unless earlier terminated by the Manager or the Fund upon thirty days written notice to the other party, and may be renewed by mutual agreement of the Manager and the Fund for successive one year terms. Subject to certain exceptions, the Agreement terminates automatically upon the termination of the Management Agreement.

The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 99.1 hereto and is herein incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Expense Limitation and Reimbursement Agreement by and between Excelsior LaSalle Property Fund, Inc. and Bank of America Capital Advisors LLC, dated as of December 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excelsior LaSalle Property Fund, Inc.
By:	/s/ James. D. Bowden

James D. Bowden
Chief Executive Officer

Date:	December 22, 2008

Exhibit Index

Exhibit Number	Description

99.1	Expense Limitation and Reimbursement Agreement by and between Excelsior LaSalle Property Fund, Inc. and Bank of America Capital Advisors LLC, dated as of December 16, 2008.